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                                                                     EXHIBIT 4.4

                                   AGREEMENT


     This Agreement ("Agreement") is made and entered into as of May 19, 1997 by and between INTEL CORPORATION, a Delaware corporation ("Intel"), and VTEL CORPORATION, a Delaware corporation ("VTEL").

     A. Intel and VTEL have entered into a Development and License Agreement dated effective as of October 22, 1993 (the "Development and License Agreement");

     B. Pursuant to Section 2.5 of the Development and License Agreement, upon execution thereof, Intel paid to VTEL the amount of $3,000,000 to be used for engineering expenses attributable to tasks undertaken under the Development and License Agreement; and

     C. Pursuant to Section 2.6 of the Development and License Agreement, on October 22, 1996, VTEL became obligated to refund to Intel $901,170 of the $3,000,000 previously advanced by Intel to VTEL but not earned by VTEL for NRE funding (as defined therein); and

     D. In lieu of the obligation of VTEL to refund to Intel the amount of $901,170 due and owing by VTEL to Intel under the Development and License Agreement in respect of unexpended NRE funding, VTEL and Intel have agreed that VTEL shall issue to Intel 155,040 shares of its common stock in full satisfaction of VTEL's obligation to refund $901,170 to Intel as aforesaid and the parties have reached the agreements herein contained.

     NOW, THEREFORE, in consideration of the forgoing recitals and mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Issuance of Stock in Satisfaction of Unfunded NRE Reimbursement.
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Within ten (10) business days of the execution of this Agreement, VTEL shall cause to be delivered to Intel a stock certificate representing 155,040 shares of VTEL common stock (the "Shares").

     2.   Satisfaction and Discharge.  Intel agrees that effective upon receipt
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of the stock certificate referred to in paragraph 1 above, the obligation of
VTEL to refund to Intel any amounts previously advanced by Intel to VTEL under
Section 2.5 of the Development and License Agreement shall be satisfied and discharged and shall be of no further effect, and shall be deemed satisfied in all respects by the delivery of the Shares in lieu of the cash amount otherwise due under Section 2.6 of the Development and License Agreement. Upon receipt of such stock certificate, Intel shall promptly return to VTEL the Letter of Credit (as defined in the Development and License Agreement), which as of the date hereof has an undrawn face amount of $888,670, and VTEL's obligations to maintain such standby Letter of Credit under the terms of the Development and License Agreement shall terminate. Intel agrees to make no further draws on the Letter of Credit from and after the date hereof. Except as set forth herein, the
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Development and License Agreement shall continue in accordance with its terms and shall not otherwise be modified.

     3.   Securities Act Representations.  Intel represents and warrants to VTEL
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as follows:

          (i) Intel acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of VTEL with its officers. Intel further acknowledges having had access to information about VTEL that it has requested.

          (ii) The Shares that Intel is acquiring hereunder are being acquired for its own account, not as a nominee or agent and not with a view to or in connection with the sale or distribution of any part thereof.

          (iii) Intel understands that the Shares have not been registered under the Securities Act of 1933 (the "Securities Act") on the basis that the sale provided for herein is exempt from registration under the Securities Act and that the reliance of VTEL on such exemption is predicated in part on Intel's representation set forth in this Agreement.

          (iv) Intel acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of its investment pursuant to this Agreement.

          (v) Intel understands that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; that in any event, the exemption from registration under Rule 144 will not be available for at least one year.

          (vi) It is understood that the certificates representing the Shares will be legended as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.

     4.    Representations by VTEL. VTEL represents and warrants to Intel as
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           follows:

          (i) VTEL has filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act and the Securities Exchange Act of 1934, and all such filings comply as to form, in all material respects, with the rules and regulations promulgated by the SEC thereunder. No such filing contains any untrue statement of
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a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

          (ii) Since the date of VTEL's most recent SEC filing on Form 10-K or Form 10-Q, there has been no material adverse change in the assets, liabilities, financial condition, business, operations or affairs of VTEL from that reflected in the financial statements contained in such filing, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse to VTEL.

          (iii) There are no actions, suits, proceedings or investigations pending, or, to VTEL's best knowledge, threatened, against VTEL or any of its properties before any court or governmental agency which has not been disclosed in VTEL's SEC filings. VTEL is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or governmental agency or instrumentality which is not disclosed in VTEL's SEC filings.

     5.   Registration.  VTEL agrees to file a Form S-3 Registration Statement
          ------------
registering for public sale the Shares of VTEL common stock issued by VTEL to Intel, including (without limitation) the shares issued to Intel by VTEL pursuant to the terms hereof and shares issued by VTEL to Intel pursuant to the Common Stock and Warrant Purchase Agreement dated October 25, 1993 between VTEL and Intel, and shares issued to Intel pursuant to the Warrant to Purchase 1,199,124 shares of Common Stock of VTEL issued to Intel pursuant to such aforesaid Common Stock and Warrant Purchase Agreement; provided, VTEL shall have no obligation to cause such Registration Statement to be filed until after the occurrence of the consummation of the pending acquisition of Compression Labs, Incorporated by VTEL (the "Merger") and the lapse of all restriction periods necessary in order for such Merger to be accounted for as a pooling of interests. Notwithstanding anything to the contrary contained herein, such Registration Statement shall be filed by VTEL no later than the 180th day following the consummation of the Merger or, in the event that the Merger shall not have been consummated by September 30, 1997, such Registration Statement shall be filed by VTEL no later than November 30, 1997.

     6.   Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     7.   Governing Law.  This Agreement shall be governed by the laws of
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Delaware.

     8.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof.

     9.   Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
parties and their successors and assigns.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    VTEL CORPORATION
                                    108 Wild Basin Road
                                    Austin, Texas  78746


                                    By:  /s/ Rodney S. Bond
                                         -----------------------------
                                         Rodney S. Bond
                                         Vice President-Finance


                                    INTEL CORPORATION
                                    2200 Mission College Boulevard
                                    Santa Clara, California  95052


                                    By:  /s/
                                         -----------------------------
                                    Name:
                                         -----------------------------
                                    Title:
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